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                                                                       EXHIBIT 5

                                 [SP LETTERHEAD]

                                 March 29, 2001

Saul Centers, Inc.
7501 Wisconsin Avenue
Bethesda, MD  20814

         Re:   Form S-3 Registration Statement

Dear Sirs:

         We have acted as counsel to Saul Centers, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering of up to 2,292,995 shares of common stock, par value $.01 per share (the "Shares"), of the Company, that may be offered and sold from time to time pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         For the purposes of this opinion, we have examined copies of the following documents:

1.       The Registration Statement;

2. The First Amended and Restated Articles of Incorporation of the Company (the "Articles"), as certified by Maryland State Department of Assessments and Taxation on March 22, 2002 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

3. The Amended and Restated Bylaws of the Company (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

4. Resolutions of the Board of Directors of the Company dated March 21, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

5.       A certificate of the Secretary of the Company of even date herewith;
         and

6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

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         In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions of the Board of Directors authorizing the offering and sale of the Shares have not been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering and sale violate or conflict with (1) the First Amended and Restated Articles of Incorporation, as then amended, restated and supplemented, and Amended and Restated Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Shares offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued at such time.

         Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, issued and delivered by the Company in the manner and on the terms described in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933 (the "Act"), as amended, or within the category of persons whose consent is required by Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Shaw Pittman LLP

                                             SHAW PITTMAN LLP